UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 6, 2018, the external advisor to American Realty Capital New York City REIT, Inc. (the “Company”) sent the following e-mail to financial advisors in connection with the Company’s 2018 annual meeting of stockholders.

The American Realty Capital New York City REIT, Inc. ("NYCR") annual meeting of stockholders will be held on May 31, 2018. NYCR has mailed proxy materials to all stockholders of record who owned as of March 19, 2018. Your clients received an initial set of communications about the annual meeting and the proposals the NYCR board recommends stockholders approve. Link to Proxy Statement Below you will find copies of the proxy awareness postcards stockholders received, a letter which will accompany the proxy materials provided for stockholder review and a letter you may use with your clients to encourage them to vote their shares. Proxy Awareness Postcards Stockholder Letter (accompanies Proxy Statement)

We have also developed the following letter template as a service for financial advisors who have asked for a communication that they may use with clients about the annual meeting and the importance of every stockholder’s vote. We are happy to work with you to populate the letter with stockholder name and address information for each of your clients who own NYCR shares. Please contact our Investor Services line at 866-902-0063 for assistance with that initiative.

Proxy Webcasts On March 28, 2018, we held the first in a series of webcasts which will address the proposals stockholders are asked to approve this year. For your reference, please click the link below to view the proxy presentation. NYCR Proxy Presentation Thank you in advance for your support and assistance in encouraging your clients to vote early this year! Should you have any questions regarding proxy solicitation, please call our Investor Services line at 866-902-0063. Copyright (C) 2018 AR Global Investments, LLC All rights reserved. 405 Park Avenue, New York, NY 10022 | T: 212-415-6500.